CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-32434 and 333-87939) pertaining to the registration of common stock and warrants of Ursus Telecom Corporation of our report dated June 12, 2000, with respect to the consolidated financial statements and schedule of Ursus Telecom Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2000.

                                        /s/ ERNST & YOUNG LLP

Miami, Florida
June 29, 2000